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                                                                    EXHIBIT 99.1


                                                      (AMERICAN HEALTHWAYS LOGO)


FOR IMMEDIATE RELEASE                     Contact: Mary A. Chaput
---------------------                              Executive Vice President and
                                                   Chief Financial Officer
                                                   (615) 665-1122


           AMERICAN HEALTHWAYS TO PRESENT AT WACHOVIA SECURITIES 13TH
                          ANNUAL NANTUCKET CONFERENCE

                              --------------------

 LIVE INTERNET BROADCAST, REPLAY OF PRESENTATION AVAILABLE ON COMPANY'S WEBSITE

         NASHVILLE, Tenn. (June 23, 2003) - American Healthways, Inc. (Nasdaq/NM: AMHC) today announced that it will participate in the 13th Annual Nantucket Conference hosted by Wachovia Securities June 24th through June 27th in Nantucket, MA. Ben R. Leedle Jr., the Company's president, chief operating officer and incoming chief executive officer, will present on Thursday, June 26, 2003, at 11:45 a.m. Eastern.

         The presentation will be broadcast live on the Web and will be available for replay at www.americanhealthways.com. To view the presentation live, please visit the site at least 15 minutes in advance to download and install any necessary audio software.

         American Healthways (AMHC) is the nation's leading and largest provider of specialized, comprehensive disease management and care enhancement services to health plans, physicians, medical management organizations and hospitals. The Company's programs have been reviewed and approved for clinical excellence by Johns Hopkins and have been certified or accredited by the National Committee on Quality Assurance (NCQA), the Joint Commission on Accreditation of Health Care Organizations (JCAHO), and the American Accreditation Healthcare Commission
(URAC). American Healthways has contracts to provide disease and care management programs to 844,000 equivalent lives in all 50 states, the District of Columbia, Puerto Rico and Guam. The Company also operates diabetes management programs in hospitals nationwide. For more information visit www.americanhealthways.com.


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